UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2010
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01.	Regulation FD Disclosure.

On November 15, 2010, Caterpillar Inc. issued a press release announcing that it has entered into an agreement to acquire Bucyrus International, Inc.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in, or incorporated into, this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:
	99.1	Press Release dated November 15, 2010

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About Caterpillar Inc.
For more than 85 years, Caterpillar Inc. has been making progress possible and driving positive and sustainable change on every continent.  With 2009 sales and revenues of $32.396 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines.  The company also is a leading services provider through Caterpillar Financial Services, Caterpillar Remanufacturing Services, Caterpillar Logistics Services and Progress Rail Services.  More information is available at:  http://www.cat.com.

Forward-Looking Statements
Certain statements in this filing relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are subject to known and unknown factors that may cause actual results of Caterpillar Inc. to be different from those expressed or implied in the forward-looking statements. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements.  All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and Caterpillar does not undertake to update its forward-looking statements.

It is important to note that actual results of the company may differ materially from those described or implied in such forward-looking statements based on a number of factors, including, but not limited to: (i) the possibility that the proposed transaction with Bucyrus does not close for any reason, including, but not limited to, a failure to obtain required regulatory approvals, (ii) inability to successfully integrate or achieve expected benefits, including synergies of the Bucyrus transaction (iii) economic volatility in the global economy generally and in capital and credit markets; (iv) Caterpillar’s ability to generate cash from operations, secure external funding for operations and manage liquidity needs; (v) adverse changes in the economic conditions of the industries or markets Caterpillar serves; (vi) government regulations or policies, including those affecting interest rates, liquidity, access to capital and government spending on infrastructure development; (vii) commodity price increases and/or limited availability of raw materials and component products, including steel; (viii) compliance costs associated with environmental laws and regulations; (ix) Caterpillar’s and Cat Financial’s ability to maintain their respective credit ratings, material increases in either company’s cost of borrowing or an inability of either company to access capital markets; (x) financial condition and credit worthiness of Cat Financial’s customers; (xi) material adverse changes in our customers’ access to liquidity and capital; (xii) market acceptance of Caterpillar’s products and services; (xiii) effects of changes in the competitive environment, which may include decreased market share, lack of acceptance of price increases, and/or negative changes to our geographic and product mix of sales; (xiv) Caterpillar’s ability to successfully implement Caterpillar Production System or other productivity initiatives; (xv) international trade and investment policies, such as import quotas, capital controls or tariffs; (xvi) failure of Caterpillar or Cat Financial to comply with financial covenants in their respective credit facilities; (xvii) adverse changes in sourcing practices for our dealers or original equipment manufacturers; (xviii) additional tax expense or exposure; (xix) political and economic risks associated with our global operations, including changes in laws, regulations or government policies, currency restrictions, restrictions on repatriation of earnings, burdensome tariffs or quotas, national and international conflict, including terrorist acts and political and economic instability or civil unrest in the countries in which Caterpillar operates; (xx) currency fluctuations, particularly increases and decreases in the U.S. dollar against other currencies; (xxi) increased payment obligations under our pension plans;  (xxii) inability to successfully integrate and realize expected benefits from acquisitions; (xxiii) significant legal proceedings, claims, lawsuits or investigations; (xxiv) imposition of significant costs or restrictions due to the enactment and implementation of health care reform legislation and financial regulation legislation; (xxv) changes in accounting standards or adoption of new accounting standards;  (xxvi) adverse effects of natural disasters; and (xxvii) other factors described in more detail under “Item 1A.  Risk Factors” in Part I of our Form 10-K filed with the SEC on February 19, 2010 for the year ended December 31, 2009 and in Part II of our Form 10-Q filed with the SEC on May 3, 2010 for the quarter ended March 31, 2010.  These filings are available on our website at www.cat.com/sec_filings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

November 15, 2010	By:	/s/James B. Buda
James B. Buda
Vice President and Chief Legal Officer